SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005
BRAND INTERMEDIATE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-102511-14 (Commission File Number)	13-3909682 (IRS Employment Identification No.)

15450 South Outer Highway 40, #270
Chesterfield, Missouri 63017
(Address of principal executive offices)

Registrant's telephone number, including area code 636-519-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective February 28, 2005, Arnold L. Chavkin has resigned his position of director of Brand Intermediate Holdings, Inc., Brand Services, Inc. and Brand Holdings, LLC.

(d) John W. Breckenridge, age 43, has been named a director of Brand Intermediate Holdings, Inc., Brand Services, Inc. and Brand Holdings, LLC, effective February 28, 2005. Mr. Breckenridge is a partner in the New York office of JP Morgan Partners, LLC ("JPMP"). He has more than eighteen years of operating experience in the electronics, industrial and service sectors in the United States and Japan. Before joining JPMP in 2001, Mr. Breckenridge spent seven years with Invensys Plc, most recently as Chief Operating Officer of Densei-LambdaKK, a publicly traded Japanese electronics manufacturer controlled by Invensys. Previously, he was General Manager of several other Invensys’ divisions and Vice President of Sales and Marketing at an Invensys subsidiary in Texas. Earlier in his career, he was Vice President and General Manager of a U.S. subsidiary of Strafor-Facom SA and held engineering and technical sales positions at ATT Technology Systems (now Lucent). Mr. Breckenridge has a B.S. in Mechanical Engineering from the University of Vermont.

Section 9 - Financial Statement and Exhibits.

None

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND INTERMEDIATE HOLDINGS, INC.

Date: March 2, 2005	By: /s/ Jeffrey W. Peterson
Jeffrey W. Peterson, Chief Financial Officer and
Vice President, Finance